UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 10, 2012

Aceto Corporation

(Exact Name of Registrant as Specified in its Charter)

New York	000-04217	11-1720520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tri Harbor Court, Port Washington, NY 11050

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (516) 627-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           In March 2009, Aceto Corporation (“we” or “Aceto”) entered into employment agreements with Douglas A. Roth, our Chief Financial Officer, Frank DeBenedittis, our Senior Vice President and Michael Feinman, President Aceto Agricultural.  The employment agreements with Messrs. Roth, DeBenedittis and Feinman have evergreen terms, which means that the initial three (3) year employment term under each agreement will be automatically be renewed for successive, additional three (3) terms, unless Aceto or the executive gives prior written notice to the other that the term will not be extended.  Copies of these employment agreements have been previously filed with the Securities and Exchange Commission.

On January 10, 2012, Aceto gave written notice to Messrs. Roth, DeBenedittis and Feinman that their current employment agreements would not be renewed beyond the scheduled expiration date which, subject to the terms of the employment agreements, is March 23, 2012 for each of Messrs. Roth, DeBenedittis and Feinman.  Aceto is not terminating the employment of the executives and currently expects that Messrs. Roth, DeBenedittis and Feinman will remain employed with Aceto through and following the expiration of the employment agreements.  In addition, Messrs. Roth, DeBenedittis and Feinman will, subject to the terms thereof, continue to be bound by the confidentiality, non-competition and non-solicitation covenants contained in the employment agreements following the expiration date. Copies of the notices to Messrs. Roth, DeBenedittis and Feinman are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.  Aceto intends to enter into new severance agreements with certain key executives that will provide enhanced severance protections following a change in control of Aceto.

Following the expiration date of their employment agreements, each of Messrs. Roth, DeBenedittis and Feinman will be eligible to receive severance pay and benefits pursuant to the Aceto Severance Policy (the “Severance Policy”) in the event his employment is involuntarily terminated by Aceto.  In the case of Messrs. Roth, DeBenedittis and Feinman, severance pay may be provided under the Severance Policy, in Aceto’s sole discretion, in an amount up to twelve (12) weeks of base salary plus two (2) additional weeks for each year of service with Aceto, up to a maximum of fifty-two (52) weeks of base salary.  In addition, under the Severance Policy, Messrs. Roth, DeBenedittis and Feinman would be eligible to receive up to ninety (90) days of continued coverage under the Aceto health plan (at active employee rates).  A copy of the Severance Policy is attached hereto as Exhibit 10.4.

Item 9.01            Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Notice to Douglas A. Roth dated January 10, 2012 regarding non-renewal of employment agreement

10.2	Notice to Frank DeBenedittis dated January 10, 2012 regarding non-renewal of employment agreement

10.3	Notice to Michael Feinman dated January 10, 2012 regarding non-renewal of employment agreement

10.4	Aceto Corporation Severance Policy

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACETO CORPORATION

Date: January 17, 2012	By:	/s/ Albert L. Eilender
Albert L. Eilender
Chairman of the Board and
Chief Executive Officer